Media Contact:     Bill Ehrlich
                          1-800-228-9268
                          (206) 461-2484

Investor Contact:   JoAnn DeGrande
                           (206) 461-3186                      October 21, 1997
                                                          FOR IMMEDIATE RELEASE

                Washington Mutual Announces Third Quarter Results
 As Anticipated, Nonrecurring Transaction-Related Charges Lead to Reported Loss;
      Business Fundamentals Remain Strong -- Board Increases Cash Dividend

     SEATTLE -- Washington Mutual, Inc. (Nasdaq: WAMU) today reported an after-tax loss of $127.0 million for third quarter 1997 as a result of anticipated transaction-related charges of $341.2 million, after-tax, as part of its merger with Great Western Financial Corporation. These charges included pretax transaction-related expenses of $366.9 million and an additional one-time charge of $100.0 million (pretax) resulting from the planned securitization of approximately $1.2 billion of higher-risk residential mortgage loans originated by Great Western.

     The one-time charges reduced fully diluted earnings per share to a loss of 53 cents, compared with a loss of 15 cents one year ago. (Earnings per share for third quarter 1996 were materially impacted by a special one-time Savings Association Insurance Fund (SAIF) assessment of $200.0 million, after-tax.)

     During the period, the company's business fundamentals remained strong as Washington Mutual's banking operations produced record third-quarter loan originations and solid household and checking account growth. As a result of the company's continued strong operations and capital position, the board of directors declared a cash dividend on the common stock of 28 cents per share, up from the previous period's cash dividend of 27 cents per share.

     The board also declared dividends of 57 cents per share on the Series C preferred stock (Nasdaq: WAMUO), and 47.5 cents per share on the Series E preferred stock (Nasdaq: WAMUM). Dividends on common stock are payable Nov. 14, 1997, and dividends on preferred stock are payable on Nov. 17, 1997, in each case, to shareholders of record as of Oct. 31, 1997.

     "The third quarter was a significant period for Washington Mutual in that we made excellent progress in bringing our rapidly expanding organization together and positioning ourselves for future success," said Kerry Killinger, chairman, president and chief executive officer.

                                    - More -

WAMU - 2

     "As expected, we completed the integration of American Savings on time and on budget, and we are now underway with the integration of Great Western. In addition to the progress made in our transaction-related activities, our operating fundamentals remained strong with record third-quarter loan originations; solid growth in the loan portfolio; and market share expansion as a result of our larger franchise and aggressive marketing strategy. In summary, our company is well positioned for the future."

THIRD-QUARTER FINANCIAL RESULTS

     A larger base of interest-earning assets, which included a 5 percent increase in the loan portfolio during the quarter, produced net interest income of $655.7 million, up 3 percent from $636.4 million a year earlier. The spread during the quarter was 2.85 percent, compared with 2.95 one year ago, primarily as a result of increasing the level of wholesale borrowings to accommodate loan growth.

     Depositor fee income during the period was $92.4 million, up 29 percent from $71.7 million in last year's third quarter. Other operating income was up 83 percent to $41.2 million from $22.6 million a year ago, and included $7.5 million in interest received on tax refunds. Total other income, which was negatively impacted by the previously mentioned securitization of higher-risk residential mortgage loans, was $111.1 million, compared with $152.0 million in the same period last year.

Loan Originations

     Washington Mutual's extensive mortgage loan origination franchise, broad product mix and the healthy regional economies throughout the company's primary service territory, helped produce record third-quarter loan originations for the period just ended. Total originations were $7.9 billion for the quarter, up from $5.9 billion a year ago.

     Single-family mortgage originations were $5.9 billion during the third quarter, an increase of 38 percent over last year's $4.2 billion, as the company continued to expand its residential mortgage market share throughout the West. During the period, the company assumed the top position in California's single-family residential mortgage lending market and its leadership position continued in the states of Washington, Oregon and Utah.

     In addition, the company originated substantially greater volume in shorter-term, higher-yielding consumer loans during the quarter -- $591.8 million, up 28 percent from $461.9 million a year ago. Residential construction lending for the period was $358.2 million for the period just ended, compared with $361.1 million in the third quarter 1996.

                                    - More -

WAMU - 3

Operating Efficiency

     Primarily as a result of the transaction-related charges, the company's operating efficiency ratio (other expense as a percentage of net interest income and other income) during the most recent quarter was 107.7 percent compared with
97.6 percent in third quarter 1996, which included that quarter's $200.0 million SAIF assessment. Without transaction-related charges in the most recent quarter, the efficiency ratio would have been 53.0 percent, an improvement from 58.0 percent in last year's third quarter, excluding the SAIF assessment charge. Total other expense for the quarter, including the previously mentioned transaction-related charges, was $826.0 million, compared with $769.4 million for the same period one year ago, including the SAIF charges. Without these one-time charges, total other expense would have been $459.1 million in the most recent quarter, an increase from $456.9 million in the third quarter last year.

Credit Quality and Capital

     Total nonperforming assets were $832.9 million at Sept. 30, 1997, up from $771.8 million at June 30, 1997. Nonperforming assets as a percentage of total assets were 0.87 percent at Sept. 30, 1997, compared with 0.83 percent at the end of the second quarter of 1997.

     Prior to its acquisition by Washington Mutual, Great Western regularly disposed of single-family residential delinquent loans and REO properties through bulk sales. In light of the improving real estate market in California and Washington Mutual's solid balance sheet, the company reduced this activity during the third quarter. While the new strategy caused a short-term increase in reported nonperforming loans and slowed the disposition of REO properties, it is anticipated that reducing bulk sale activity will help to improve returns on delinquent loans and REO properties in the future.

     Reserves at the end of the quarter were $671.9 million, after the quarterly provision for loan losses of $52.1 million. Reserves as a percentage of nonperforming loans were 106 percent, as compared with 112 percent at June 30.

     Washington Mutual's consolidated assets at Sept. 30, 1997, were $95.6 billion, up from the previous quarter-end figure of $92.5 billion, primarily as a result of the quarter's strong loan production. Total deposits at Sept. 30, 1997, were $51.3 billion, down slightly from $51.8 billion at the end of the second quarter of 1997, reflecting the company's strategies of replacing higher-cost time deposits with lower-cost money market and checking accounts and funding loan growth, in part, through additional wholesale borrowings.

                                    - More -

WAMU - 4

     Stockholders' equity at Sept. 30, 1997, was $5.3 billion, or 5.58 percent of assets, and the capital ratios of the company's banking subsidiaries continued to exceed the FDIC's requirements for classification as "well-capitalized" institutions.

INTEGRATION UPDATES:
American Savings Completed; Great Western Underway

     As part of the completion of the integration of American Savings, the company successfully converted all of American's deposit and loan accounts to the Washington Mutual system in the third quarter. Killinger noted that American's household base at the end of the third quarter of 1997 totaled nearly 630,000, an increase of more than 47,000 households -- or more than 7 percent -- since the acquisition was completed on Dec. 20, 1996. "To produce an increase in American's household base just a little more than a year after the announcement of our merger and following such a large account conversion, reflects the strength of our consumer banking strategy as well as the ability of our employees to successfully integrate large companies," Killinger said.

On July 1,
Washington Mutual completed its merger with Great Western Financial Corporation. The company now ranks as the nation's largest savings institution holding company, the 11th-largest banking company, and the leading residential mortgage lender on the West Coast. Killinger provided several examples of the progress of the Great Western integration, including:

     The formation of the executive and senior management team for the combined company, which includes representation from Washington Mutual, American Savings and Great Western employees.

     The   completion  of  formal   integration   plans  and  the  beginning  of
implementation. The plans call for the conversion of all Great Western deposit and loan accounts in the second quarter of 1998.

     The introduction of Washington Mutual's consumer banking strategy and the Oct. 1 launch of a marketing campaign targeting checking account growth at Great Western.

     Meetings with over 10,000 employees throughout the company to outline the goals of the merger and the company's business strategy. The meetings provided an important opportunity to communicate and reinforce the company's corporate values and culture, Killinger noted.


                                    - More -

WAMU - 5

     "We are pleased with the progress of the Great Western integration to date, and remain confident that Washington Mutual is well positioned to achieve the goals of the merger as previously outlined to the financial markets," Killinger said.

FRANCHISE GROWTH

     The company's focus on gaining new households through aggressive marketing of checking accounts continued to produce solid results in the third quarter. Total households served in the Northwest and at American Savings grew by more than 60,000 -- all non-acquisition-related additions -- to 1.6 million. In addition, Washington Mutual's financial centers in the Northwest and its American Savings operation added more than 45,000 net new checking accounts to the company's base, representing a 5 percent increase from their previous quarter-end base.

     At Great Western's consumer banking operations in California and Florida account losses slowed during the third quarter. It is anticipated that those markets will show account growth in the fourth quarter, as the company's marketing strategy begins to be implemented in the period. Killinger noted that Great Western financial centers in California and Florida added more than 25,000 net new checking accounts to the company's base in just the first 16 business days of the fourth quarter.

     He added that Washington Mutual will continue to aggressively promote checking accounts in all of its primary markets. The accounts are a source of additional fee income and low-cost deposits, and help facilitate the cross-sale of other fee-generating products and services, he said.

COMMERCIAL BANKING/NONBANKING ACTIVITIES

     Western Bank, Washington Mutual Bank's commercial banking division, posted solid gains in its loan portfolio. For the quarter, the portfolio grew $50 million to $1.2 billion, a 4 percent increase from the balance at June 30, 1997.

     Aristar, the holding company for Washington Mutual's consumer finance group, reported net income of $10.0 million, compared with $12.6 million one year ago due largely to one-time adjustments that included an interest accrual reversal of $4.6 million (pretax).

     On Sept. 3, 1997, Washington Mutual and SAFECO Corporation (Nasdaq: SAFC) announced the formation of a strategic alliance to distribute SAFECO annuities through Washington Mutual's multi-state banking network. As part of the alliance, SAFECO will acquire Washington Mutual's insurance subsidiary, WM Life Insurance Company. The overall transaction, valued at $140.0 million,

                                    - More -

WAMU - 6

is expected to result in an after-tax gain of between $12.0 million and $15.0 million in the fourth quarter of 1997. The transaction is expected to be slightly accretive to ongoing earnings per share thereafter.

OTHER NEWS

     As previously announced, the company will redeem all of its outstanding cumulative preferred depositary shares, Series F (Nasdaq: WAMUZ), effective Nov. 1, 1997. Each depositary share represents a one-tenth interest in a share of 8.30% cumulative preferred stock. Depositary shares will be redeemed at a redemption price equal to $25.00 per share, plus accrued and unpaid dividends through Nov. 1, 1997.

     Also during the third quarter, the company announced the appointment of Fay
L. Chapman to the company's executive committee. Chapman now serves as executive vice president and general counsel. Chapman previously was a member of Foster Pepper & Shefelman PLLC, of Seattle, and was Washington Mutual's outside counsel for the past 15 years. During that time, she served as a key strategist in the company's acquisitions.

     OUTLOOK

     "During the third quarter we took the steps necessary to prepare our company for growth," Killinger said. "Going forward, the combination of our expanding franchise, strong capital position and increasing market presence place us in position to successfully execute our business strategy in all our markets. As a result, we anticipate a solid fourth quarter performance."

     With a history dating back to 1889, Washington Mutual is a financial services company whose subsidiaries provide consumer and commercial banking services, securities brokerage, mutual fund management, property/casualty and life insurance sales, and underwriting for insurance annuities. At Sept. 30, 1997, Washington Mutual and its subsidiaries had consolidated assets of $95.6 billion. The company operates approximately 1,700 offices throughout the nation.


Editor's Note: Washington Mutual's press releases are available at no charge through the company's News On Demand Plus System. For a menu of Washington Mutual press releases or to retrieve a specific release, call 1-800-329-6236. On the Internet, press releases may be accessed at http://www.businesswire.com/cnn/wamu.htm

                                                          # # #

                               Washington Mutual, Inc.
                        Consolidated Statements of Income
              (dollars in thousands, except for per share amounts)
                                   (unaudited)

                                                Quarter Ended
                                                  September 30,
                                       ------------------------------
                                               1997            1996
                                       ------------------------------
Interest Income
  Loans                                 $ 1,320,754    $ 1,160,270
  Available-for-sale securities             230,337        323,422
  Held-to-maturity securities               151,395         95,024
  Other                                      26,067         20,464
---------------------------------------------------------------------
    Total interest income                 1,728,553      1,599,180
Interest Expense
  Deposits                                  547,798        554,149
  Borrowings                                525,104        408,667
---------------------------------------------------------------------

    Total interest expense                1,072,902        962,816
---------------------------------------------------------------------

      Net interest income                   655,651        636,364
Provision for loan losses                    52,131         56,940
---------------------------------------------------------------------

      Net interest income after
       provision for loan losses            603,520        579,424
Other Income
  Depositor fees                             92,431         71,676
  Securities and insurance
   commissions                               45,602         43,051
  Loan servicing fees                        22,066         23,265
  Other operating income                     41,240         22,564
  Gain (loss) on sale of loans               11,003            423
  Market valuation of planned
   securitization                          (100,000)          --
  Gain (loss) on sale of assets               6,515           (202)
  Write-down of mortgage-backed
   securities                                (7,744)        (8,766)
---------------------------------------------------------------------

    Total other income                      111,113        152,011
Other Expense
  Salaries and employee benefits            204,328        201,352
  Occupancy and equipment                    80,871         78,986
  Telecommunications and outsourced
   information services                      40,137         39,491
  Regulatory assessments                      8,822         28,706
  Savings Association Insurance Fund
   ("SAIF") special assessment                 --          312,552
  Transaction-related charges               366,860           --
  Other operating expense                   103,395        100,949
  Amortization of goodwill and
   other intangible assets                   16,387         16,381
  Foreclosed asset expense, net               5,166         (8,985)
---------------------------------------------------------------------

    Total other expense                     825,966        769,432
---------------------------------------------------------------------

      Income before income taxes           (111,333)       (37,997)
Income taxes                                 15,621        (15,437)
---------------------------------------------------------------------

      Income before minority interest      (126,954)       (22,560)
Minority interest in earnings of
 consolidated subsidiaries                     --           (3,527)
---------------------------------------------------------------------

Net Income                              $  (126,954)   $   (26,087)
=====================================================================
Net Income Attributable
 to Common Stock                        $  (132,883)   $   (35,067)
=====================================================================
Net income per common share:
  Primary                               $     (0.53)   $     (0.15)
  Fully Diluted                               (0.53)         (0.15)

Financial Ratios
    Return on average assets                 -0.54%         -0.12%
    Return on average equity                  -9.52          -2.03
    Return on average common equity          -10.53          -2.63
    Operating efficiency ratio:
       Including amortization of
        goodwill & other
        intangible assets                    107.72          97.60
       Excluding amortization
        of goodwill & other
        intangible assets                    105.58          95.52

                                                Nine Months Ended
                                                   September 30,
                                         ----------------------------
                                                1997           1996
                                          ----------------------------
Interest Income
  Loans                                 $ 3,826,055     $ 3,410,593
  Available-for-sale securities             773,559       1,021,659
  Held-to-maturity securities               348,323         283,114
  Other                                      66,381          58,562
---------------------------------------------------------------------

    Total interest income                 5,014,318       4,773,928
Interest Expense
  Deposits                                1,629,078       1,685,338
  Borrowings                              1,416,662       1,159,242
---------------------------------------------------------------------

    Total interest expense                3,045,740       2,844,580
---------------------------------------------------------------------

      Net interest income                 1,968,578       1,929,348
Provision for loan losses                   155,940         164,833
---------------------------------------------------------------------

      Net interest income after
       provision for loan losses          1,812,638       1,764,515
Other Income
  Depositor fees                            267,409         203,633
  Securities and insurance
   commissions                              136,615         130,412
  Loan servicing fees                        65,150          64,149
  Other operating income                     97,513          62,543
  Gain (loss) on sale of loans               24,502          14,403
  Market valuation of planned
   securitization                          (100,000)           --
  Gain (loss) on sale of assets              16,488          (3,716)
  Write-down of mortgage-backed
   securities                               (20,166)        (23,913)
---------------------------------------------------------------------

    Total other income                      487,511         447,511
Other Expense
  Salaries and employee benefits            615,891         622,902
  Occupancy and equipment                   239,718         238,548
  Telecommunications and outsourced
   information services                     126,210         110,001
  Regulatory assessments                     26,026          85,145
  Savings Association Insurance Fund
   ("SAIF") special assessment                 --           312,552
  Transaction-related charges               424,886           1,500
  Other operating expense                   302,980         278,943
  Amortization of goodwill and
   other intangible assets                   47,833          49,170
  Foreclosed asset expense, net               9,710           7,650
---------------------------------------------------------------------

    Total other expense                   1,793,254       1,706,411
---------------------------------------------------------------------

      Income before income taxes            506,895         505,615
Income taxes                                263,017         182,209
---------------------------------------------------------------------

      Income before minority interest       243,878         323,406
Minority interest in earnings of
 consolidated subsidiaries                     --           (10,504)
---------------------------------------------------------------------

Net Income                              $   243,878     $   312,902
=====================================================================
Net Income Attributable
 to Common Stock                        $   226,091     $   284,088
=====================================================================
Net income per common share:
  Primary                               $      0.91     $      1.20
  Fully Diluted                                0.90            1.20

Financial Ratios
    Return on average assets                   0.36%           0.48%
    Return on average equity                   6.24            7.94
    Return on average common equity            6.12            7.96
    Operating efficiency ratio:
       Including amortization of
        goodwill & other
        intangible assets                     73.01           71.79
       Excluding amortization
        of goodwill & other
        intangible assets                     71.07           69.72

                             Washington Mutual, Inc.
                         Selected Financial Information
                             (dollars in thousands)
                                   (unaudited)

                                                Quarter Ended
                                               September 30,
                                          -----------------------------
                                           1997            1996
                                          -----------------------------
Data Used To Compute Per Share
Amounts
  Net income                       $    (126,954)    $     (26,087)
  Preferred stock
   dividends:
    Noncumulative
     Perpetual, Series C                  (1,569)           (1,569)
    Noncumulative
     Perpetual, Series E                    (936)             (936)
    Noncumulative
     Convertible Perpetual,
     Series D                               --              (2,100)
    Convertible
     preferred (GW)                         --                (951)
    Nonconvertible cumulative
     preferred, Series F                  (3,424)           (3,424)
---------------------------------------------------------------------

  Net income available
   to primary common stock         $    (132,883)    $     (35,067)
=====================================================================
  Net income                       $    (126,954)    $     (26,087)
  Preferred stock
   dividends:
    Noncumulative
     Perpetual, Series C                  (1,569)           (1,569)
    Noncumulative
     Perpetual, Series E                    (936)             (936)
    Nonconvertible
     cumulative preferred,
      Series F                            (3,424)           (3,424)
---------------------------------------------------------------------

  Net income available to
   fully diluted common stock      $    (132,883)    $     (32,016)
=====================================================================

  Average common shares
  used to calculate
  earnings per share:
    Primary                          251,549,503       232,651,826
    Fully diluted                    252,351,852       232,651,826


Net Interest Spread
  Yield on loans                            7.94%             7.97%
  Yield on investments                      7.11              7.09
---------------------------------------------------------------------

    Combined yield on
     earning assets                         7.73              7.71
  Cost of deposits                          4.21              4.19
  Cost of borrowings                        5.89              5.85
---------------------------------------------------------------------

    Combined cost of funds                  4.88              4.76
---------------------------------------------------------------------

    Net interest spread                     2.85%             2.95%
=====================================================================
    Net interest margin                     2.98%             3.09%

Average Balances
  Loans                            $  66,360,705     $  58,231,296
  Investments                         22,935,483        24,756,751
---------------------------------------------------------------------

    Total earning assets              89,296,188        82,988,047

  Deposits                            51,670,233        52,766,219
  Borrowings                          35,061,690        27,698,663
---------------------------------------------------------------------

    Total interest bearing
     liabilities                      86,731,923        80,464,882

  Total assets                        93,764,401        87,555,052
  Stockholders' equity                 5,333,075         5,144,282

                                             Nine Months Ended
                                               September 30,
                                        ------------------------
                                          1997           1996
                                        ------------------------
Data Used To Compute Per Share
Amounts
  Net income                       $     243,878     $     312,902
  Preferred stock
   dividends:
    Noncumulative
     Perpetual, Series C                  (4,707)           (4,707)
    Noncumulative
     Perpetual, Series E                  (2,808)             (936)
    Noncumulative
     Convertible Perpetual,
     Series D                               --              (6,300)
    Convertible
     preferred (GW)                         --              (6,599)
    Nonconvertible cumulative
     preferred, Series F                 (10,272)          (10,272)
---------------------------------------------------------------------

  Net income available
   to primary common stock         $     226,091     $     284,088
=====================================================================
  Net income                       $     243,878     $     312,902
  Preferred stock
   dividends:
    Noncumulative
     Perpetual, Series C                  (4,707)           (4,707)
    Noncumulative
     Perpetual, Series E                  (2,808)             (936)
    Nonconvertible
     cumulative preferred,
      Series F                           (10,272)          (10,272)
---------------------------------------------------------------------

  Net income available to
   fully diluted common stock      $     226,091     $     296,987
=====================================================================
  Average common shares
  used to calculate earnings
  per share:
    Primary                          248,142,740       236,171,482
    Fully diluted                    250,085,026       242,055,940

Net Interest Spread
  Yield on loans                            7.98%             8.06%
  Yield on investments                      7.06              7.13
---------------------------------------------------------------------

    Combined yield on
     earning assets                         7.74              7.77
  Cost of deposits                          4.20              4.24
  Cost of borrowings                        5.87              5.83
---------------------------------------------------------------------

    Combined cost of funds                  4.84              4.77
---------------------------------------------------------------------

    Net interest spread                     2.90%             3.00%
=====================================================================
    Net interest margin                     3.04%             3.12%

Average Balances
  Loans                            $  63,973,194     $  56,371,571
  Investments                         22,428,950        25,565,862
---------------------------------------------------------------------

    Total earning assets              86,402,144        81,937,433

  Deposits                            52,004,850        53,070,901
  Borrowings                          31,904,807        26,444,330
---------------------------------------------------------------------

    Total interest bearing
     liabilities                      83,909,657        79,515,231

  Total assets                        90,755,946        86,458,290
  Stockholders' equity                 5,199,309         5,243,884


                             Washington Mutual, Inc.
             Consolidated Statements of Financial Position
         (dollars in thousands, except for per share amounts)
                                   (unaudited)

                                     Sept. 30, 1997  Dec. 31, 1996
                                     --------------  -------------
Assets
  Cash                                $ 1,049,165    $ 1,032,379
  Cash equivalents                        191,389        632,976
  Trading account securities                    -          1,647
  Available-for-sale securities:
      MBS                               9,296,131     13,968,875
      Investments                       1,918,120      2,126,468
  Held-to-maturity securities:
      MBS                              10,470,996      4,286,361
      Investments                         202,807        192,695
  Loans:
      Loans held in portfolio          67,080,473     61,497,847
      Loans held for sale               1,701,909        333,262
      Reserve for loan losses            (671,869)      (677,141)
---------------------------------------------------------------------

        Net loans                      68,110,513     61,153,968

  Investment in FHLB stock                942,413        843,002
  Foreclosed assets                       201,809        222,883
  Bank premises and equipment           1,033,070      1,034,813
  Intangible assets arising
   from acquisitions                      372,520        419,500
  Other assets                          1,818,436      1,510,930
---------------------------------------------------------------------

      Total assets                    $95,607,369    $87,426,497
=====================================================================
Liabilities
  Deposits:
    Checking accounts                 $ 7,032,257    $ 7,282,552
    Savings and money market
     accounts                          14,734,649     13,510,291
    Time certificates                  28,580,990     31,155,451
    Wholesale accounts                    949,568        718,620
---------------------------------------------------------------------

      Total deposits                   51,297,464     52,666,914
  Annuities                               884,013        878,057
  Federal funds purchased &
   commercial paper                     4,247,298      2,153,506
  Securities sold under
   agreements to repurchase            11,694,038     12,033,119
  Advances from Federal
   Home Loan Banks                     16,641,470     10,011,425
  Trust preferred                         800,000        100,000
  Other borrowings                      2,499,729      3,109,694
  Other liabilities                     2,206,252      1,480,694
---------------------------------------------------------------------

      Total liabilities                90,270,264     82,433,409
Stockholders' Equity
  Preferred stock, no par value:
   10,000,000 shares authorized -
    5,382,000 and 5,382,000 shares
    issued and outstanding:
      Nonconvertible liquidation
       preference                        283,063        283,063
  Common stock, no par value:
   800,000,000 shares authorized -
    257,176,039 and 250,230,644
    shares outstanding                         -              -
  Common capital surplus               1,937,393      1,657,284
  Valuation reserve for
   available-for-sale securities         166,263        118,625
  Retained earnings                    2,950,386      2,934,116
---------------------------------------------------------------------

      Total stockholders' equity       5,337,105      4,993,088
---------------------------------------------------------------------

      Total liabilities and
       stockholders' equity          $95,607,369    $87,426,497
=====================================================================
Book value per common share               $20.28         $19.44
Tangible book value per common share       18.79          17.71

                             Washington Mutual, Inc.
                         Selected Financial Information
                             (dollars in thousands)
                                   (unaudited)

                     Sept. 30,  June 30,  Mar. 31,  Dec. 31,  Sept. 30,
                       1997       1997      1997      1996      1996
-----------------------------------------------------------------------
Capital Adequacy
Washington Mutual, Inc.:
  Stockholders'
   equity/total
   assets              5.58%     5.66%     5.64%        5.71%     5.77%
  Tangible
   stockholders'
   equity/total
   tangible assets      5.21      5.26      5.20         5.26      5.30
  Tangible
   stockholders'
   equity (including
   trust preferred
    stock)/total
    tangible assets     6.04      6.13      5.65         5.37      5.42

Retail Checking
 Account Activity (No.)
  Net new accounts
   opened during
   the quarter
   WMB and WMBfsb     43,381    39,654    34,358     31,520    35,506
    Great Western    (36,400)  (53,006)  (47,706)   (39,013)  (11,581)
    ASB                7,707    26,509    31,315      6,063     2,193
---------------------------------------------------------------------
                      14,688    13,157    17,967     (1,430)   26,118
  New accounts
   acquired
   during the
   quarter                 -         -     8,751      2,353         -

Retail Checking
 Accounts (No.)
  WMB and WMBfsb      734,509   691,128   651,474   608,365   574,492
  Great Western     1,353,664 1,390,064 1,441,423 1,487,702 1,525,745
  ASB                 303,125   295,418   268,932   237,617   231,554
---------------------------------------------------------------------
    Total retail
     checking
     accounts       2,391,298 2,376,610 2,361,829 2,333,684 2,331,791
=====================================================================
Households Served
  (No.)
  WMB and WMBfsb    1,002,432   943,161   898,918   830,425   795,898
  Great Western/a   2,213,524 2,238,695 2,272,561 2,441,322 2,525,374
  ASB                 628,367   626,954   600,799   592,916   591,935
---------------------------------------------------------------------
    Total households
     served         3,844,323 3,808,810 3,772,278 3,864,663 3,913,207
=====================================================================
(a) As of August 31, 1997.

                           Quarter Ended        Nine Months Ended
                            September 30,         September 30,
                           1997     1996         1997       1996
---------------------------------------------------------------------
Nonbanking Subsidiary
 Results of Operations:
  Consumer finance:
    Net interest
     income              $59,271   $63,963    $183,360     $196,036
    Provision for
     loan losses          16,200    15,300      47,200       43,400
    Other income          10,221     9,725      31,358       37,559
    Other expenses        36,443    37,592     111,452      114,083
---------------------------------------------------------------------

      Net income
       before
       income taxes       16,849    20,796      56,066       76,112

    Income taxes           6,800     8,200      22,400       30,200
---------------------------------------------------------------------

      Net income         $10,049   $12,596    $ 33,666     $ 45,912
=====================================================================


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                            Quarter ended           Nine Months Ended
                            September 30,             September 30,
                                           %                        %
                         1997    1996   Change   1997     1996   Change
-----------------------------------------------------------------------
Loan Originations
 Single-family
 residential (SFR)   $5,854.5  $4,243.2  38%  $15,992.3  $11,820.1   35%
 SFR - custom
  construction          235.8     206.5  14       642.5      537.6   20
 SFR - builder
  construction          122.4     154.6 -21       430.4      430.3    -
 Multi-family
  residential           212.1     123.3  72       524.9      402.1   31
 Nonresidential real
  estate                159.3      88.1  81       364.7      233.3   56
 Consumer               591.8     461.9  28     1,668.2    1,268.0   32
 Consumer finance       531.8     479.8  11     1,508.5    1,393.9    8
 Commercial business    149.0     134.3  11       474.3      309.5   53
-----------------------------------------------------------------------
Total loan
 originations        $7,856.7  $5,891.7  33%  $21,605.8  $16,394.8 32%
=======================================================================
  As a % of total originations:
    SFR                  75%       72%             74%        72%
    All other            25        28              26         28

                  Change from
                      June 30
                      1997 to  Sept. 30, June 30, Mar. 31, Dec. 31,
               Sept. 30, 1997     1997    1997      1997    1996
----------------------------------------------------------------------
Loans By
 Property Type
SFR                 $ 3,069.0 $54,617.2 $51,548.2 $50,703.5 $48,689.7
SFR - custom
 construction           (26.1)    444.8     470.9     453.9     425.4
SFR - builder
 construction            17.0     370.6     353.6     329.0     298.2
Multi-family
 residential             32.5   4,239.1   4,206.6   4,083.2   4,048.8
Nonresidential
 real estate            (72.1)  2,438.2   2,510.3   2,435.5   2,444.2
Consumer                172.9   3,754.1   3,581.2   3,445.3   3,307.7
Consumer Finance         19.6   2,192.6   2,173.0   2,153.0   2,186.0
Commercial business     104.8     725.8     621.0     526.8     431.2
Reserves for loan losses 10.4    (671.9)   (682.3)   (688.2)   (677.4)
----------------------------------------------------------------------
Total loans
 outstanding          3,328.0  68,110.5  64,782.5  63,442.0  61,153.8
Loans securitized
 and retained as MBS   (819.8) 13,798.5  14,618.3  12,464.3  12,828.1
----------------------------------------------------------------------
Total loans
outstanding or
securitized and
held as MBS          $2,508.2 $81,909.0 $79,400.8 $75,906.3 $73,981.9
======================================================================

Change in Loans Outstanding
Loans originated              $ 7,856.7 $ 8,073.8 $ 5,641.7 $ 5,931.9
Loans purchased or acquired          -       20.1     601.9     154.7
Loans securitized                    -   (2,614.9)    (81.4)    (56.7)
Loans sold                       (915.6) (1,189.2)   (987.9)   (863.8)
Loan payments and other        (3,613.1) (2,949.3) (2,886.1) (3,269.1)
----------------------------------------------------------------------
Change in loans outstanding     3,328.0   1,340.5   2,288.2   1,897.0
Change in securitized MBS        (819.8)  2,154.0    (363.8) (1,302.9)
----------------------------------------------------------------------
Total change                  $ 2,508.2 $ 3,494.5 $ 1,924.4 $   594.1
======================================================================
As a % of total loans and securitized MBS
 at beginning of quarter            3.2%      4.6%      2.6%      0.8%
As a % of total assets
 at beginning of quarter            2.7       3.9       2.2       0.7


                            Washington Mutual, Inc.
                        Selected Financial Information
                            (dollars in millions)
                                 (unaudited)

                   Sept. 30,  June 30,  Mar. 31,  Dec. 31,  Sept. 30,
                      1997     1997      1997      1996       1996
---------------------------------------------------------------------
Reserve For Loan
 Losses Balance at
 beginning
   of quarter       $666.1    $688.0    $677.1     $555.9     $564.6
  Provision for
   loan losses        52.1      49.9      53.8      229.3       58.8
  Reserves added
   through business
   combinations          -       2.6       8.3        1.1          -
  Transfer of reserves
   for write-down of MBS -     (17.7)        -          -          -
  Transfer of reserves
   to contingent
    liability            -      (1.5)        -          -          -
  Loans charged-off:
    SFR              (25.9)    (29.0)    (27.1)     (97.4)     (46.2)
    Multi-family
     residential
     and nonresidential
      real estate     (2.4)     (8.9)     (5.4)      (8.5)      (5.8)
    Consumer          (3.5)     (4.6)     (4.6)      (2.4)      (4.0)
    Consumer finance (20.4)    (18.9)    (19.0)      (7.8)     (18.3)
    Commercial
     business/credits (0.9)     (0.1)     (0.1)      (0.1)         -
---------------------------------------------------------------------

      Total loans
       charged-off   (53.1)    (61.5)    (56.2)    (116.2)     (74.3)
  Recoveries of loans previously charged-off:
    SFR                  -       0.4       0.3        1.5        1.6
    Multi-family
     residential
     and nonresidential
     real estate       1.4       0.4       0.4        1.3        0.8
    Consumer           1.6       1.7       0.5        0.4        0.4
    Consumer finance   3.8       3.8       3.8        3.8        4.0
---------------------------------------------------------------------

      Total loans
       recovered       6.8       6.3       5.0        7.0        6.8
---------------------------------------------------------------------

  Net charge-offs    (46.3)    (55.2)    (51.2)    (109.2)     (67.5)
---------------------------------------------------------------------

  Balance at end
   of quarter       $671.9    $666.1    $688.0     $677.1     $555.9
=====================================================================
  Specific and
   allocated reserves:
    Multi-family
     residential
     and nonresidential
      real estate   $ 94.3    $105.1    $112.1     $117.4     $ 65.2
    Builder
     construction      2.1       1.9         -          -        0.2
    Commercial
     business          3.2       3.3       1.9        1.3        1.6
---------------------------------------------------------------------

      Total allocated
       reserves       99.6     110.3     114.0      118.7       67.0
  Unallocated
    reserves         572.3     555.8     574.0      558.4      488.9
---------------------------------------------------------------------

      Total reserve
       for loan
        losses      $671.9    $666.1    $688.0     $677.1     $555.9
=====================================================================
  Reserve for loan loss as a % of:
    Nonperforming
     assets             81%       86%       82%        84%        55%
    Nonaccrual loans   106       112       103        116         75

  Loss coverage as
   a % of nonaccrual
    loans/a            113       119       107        120         77

   (a) Nonaccrual loans include loans that have been securitized, which the company retains the credit risk. Coverage for losses on these obligations is provided through adjustment to the balance of mortgage backed securities or contingent liabilities. The total "loss coverage" ratio includes the balance of these adjustments, along with the reserve for loan losses.

                           Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                    Sept. 30,  June 30,  Mar. 31,  Dec. 31,  Sept. 30,
                        1997     1997      1997     1996      1996
---------------------------------------------------------------------
Nonperforming Assets
  Nonaccrual loans:
    SFR                $516.3   $497.2   $549.0   $471.0   $ 625.2
    Multi-family
     residential and
     nonresidential
      real estate        40.8     32.0     48.8     34.3      66.8
    Consumer             23.5     19.9     19.7     23.1      18.4
    Consumer finance     47.2     45.1     44.9     45.6      29.5
    Commercial business   3.3      1.3      1.6      1.0       0.9
---------------------------------------------------------------------

        Total nonaccrual
         loans          631.1    595.5    664.0    575.0     740.8
  REO:
    SFR                 161.5    131.5    112.5    155.3     201.5
    Multi-family
     residential and
     nonresidential
      real estate        40.6     44.0     61.1     72.1      65.7
    Consumer              4.8      4.0      3.4      2.7       3.8
    Consumer finance      2.0      2.0      2.1      1.8       1.8
    Reserve for losses   (7.1)    (6.7)    (6.4)    (9.0)     (6.6)
---------------------------------------------------------------------

      Net REO           201.8    174.8    172.7    222.9     266.2
---------------------------------------------------------------------

  Other nonperforming
   assets                   -      1.5      1.8      7.2       4.1
---------------------------------------------------------------------

        Total
        nonperforming
         assets        $832.9   $771.8   $838.5   $805.1  $1,011.1
=====================================================================

  Nonperforming assets
  by property type:
    SFR                $665.6   $616.2   $648.6   $618.8   $ 819.1
    SFR - custom
     construction         1.1      6.2      5.2      2.5       2.8
    SFR - builder
     construction        11.1      6.4      8.4      8.4       6.0
    Multi-family
     residential         38.6     38.6     44.9     46.0      52.8
    Nonresidential
     real estate         42.8     38.1     66.1     64.2      82.6
    Consumer             28.3     24.0     23.1     25.7      22.2
    Consumer finance     49.2     47.1     47.0     47.4      31.3
    Commercial business   3.3      1.3      1.6      1.1       0.9
    Reserve for REO
     losses              (7.1)    (6.1)    (6.4)    (9.0)     (6.6)
---------------------------------------------------------------------

      Total nonperforming
       assets          $832.9   $771.8   $838.5   $805.1  $1,011.1
=====================================================================
  As a % of total loans  1.22%    1.19%    1.32%    1.32%     1.71%
  As a % of total assets 0.87     0.83     0.94     0.92      1.16

                             Washington Mutual, Inc.
                   Supplemental Selected Financial Information
                             (dollars in millions)
                                  (unaudited)

                                                     Nine
                                 Original  Quarter   Months
                                 Estimate   Ended    Ended
                                           Sep 30,   Sep 30,  Differ-
                                             1997    1997     ence
---------------------------------------------------------------------
Transaction-related charges:
 Severance and management payments  $145.0  $132.9  $132.9  $(12.1)
 Facilities and equipment            106.0   155.2   155.2    49.2
 Other expense                        92.0    78.8   136.8    44.8
---------------------------------------------------------------------

       Total other expense           343.0   366.9   424.9    81.9
    Market valuation on planned
     securitization                  100.0   100.0   100.0       -
    Tax benefit                      (74.0) (125.7) (140.5)  (66.5)
---------------------------------------------------------------------

       Net expense                   369.0   341.2   384.4    15.4
    Tax benefit of Great Western
     options exercise                (51.0)  (81.0) (116.5)  (65.5)
---------------------------------------------------------------------

       Equity reduction             $318.0  $260.2  $267.9  $(50.1)
=====================================================================

Great Western one-time third
quarter adjustments:
      One-time adjustment at
       Aristar                               $(5.7)
      Reversal of deposit service
       charge accrual                         (2.3)
      Gain on sale of corporate airplane       1.4
      Interest income on tax refund            1.5
--------------------------------------------------
                                            $(5.1)
==================================================

                             Washington Mutual, Inc
            Supplemental Consolidated Statements of Income
         (dollars in thousands, except for per share amounts)
                                   (unaudited)

                                     For Quarters Ended
-------------------------------------------------------------------
                             June 97       Mar. 97       Dec. 96
-------------------------------------------------------------------
Interest Income
Loans                      $1,268,733    $1,236,568     $1,210,560
Held-to-maturity
 securities                   111,464        85,464         83,478
Available-for-sale
 securities                   271,283       271,939        289,122
Cash equivalents               18,869        21,445         30,002
-------------------------------------------------------------------
  Total interest income     1,670,349     1,615,416      1,613,162
Interest expense
Deposits                      543,792       537,488        554,964
Borrowings                    473,172       418,386        414,599
-------------------------------------------------------------------
  Total interest expense    1,016,964       955,874        969,563
-------------------------------------------------------------------

     Net interest income      653,385       659,542        643,599
Provision for loan losses      49,999        53,810        227,602
-------------------------------------------------------------------
     Net interest income
      after provision         603,386       605,732        415,997
Other Income
Depositor fees                 92,305        82,673         78,835
Securities and insurance
 commissions                   45,901        45,112         45,071
Loan servicing fees            19,908        23,176         22,838
Other operating income         28,693        27,580         26,293
Gain on sale of loans           5,419         8,080         30,494
Gain (loss) on sale of
  other assets                  2,093         7,880         22,798
Write-down on mortgage
 backed securities             (6,172)       (6,250)       (15,676)
-------------------------------------------------------------------
  Total other income          188,147       188,251        210,653
Other Expense
Salaries and
 employee benefits            202,731       208,832        197,063
Occupancy and equipment        78,263        80,584         82,594
Regulatory assessments          8,561         8,643         23,126
SAIF special assessment             -             -              -
Telecommunications and
 outsourced information
 services                      42,847        43,226         41,311
Other operating expense        98,900       100,685        126,301
Restructure expense                 -             -         68,293
Transaction-related
 expense                       24,305        33,721        156,621
Amortization of goodwill
 and other intangible
 assets                        15,683        15,763         16,224
REO operations                    902         3,642         10,655
-------------------------------------------------------------------
  Total other expense         472,192       495,096        722,188
-------------------------------------------------------------------
     Income before
      income taxes
      and minority interest   319,341       298,887        (95,538)
Income taxes                  128,284       114,803        (26,524)
Provision (benefit) for
 payments in lieu of taxes          -         4,309         10,722
--------------------------------------------------------------------
    Income before income taxes
     and minority interest    191,057       179,775        (79,736)
Minority interest income of
 consolidated subsidiaries          -             -         (3,066)
--------------------------------------------------------------------
Net Income                  $ 191,057     $ 179,775      $ (82,802)
====================================================================
Net Income Attributable
 to Common Stock            $ 185,128     $ 173,846      $ (90,830)
====================================================================

Net income per common share:
     Primary                    $0.75         $0.70        $ (0.38)
     Fully diluted               0.74          0.70          (0.38)
Average number of common
shares used to calculate
net income per common
share :
     Primary               248,098,510   247,452,354    239,709,663
     Fully diluted         249,374,437   247,728,824    241,134,240

                                           For Quarters Ended
                             ---------------------------------------
                               Sept. 96       June 96       Mar. 96
                              --------------------------------------
Interest Income
Loans                         $1,160,270    $1,127,744     $1,122,579
Held-to-maturity
 securities                       95,024        92,979         95,111
Available-for-sale
 securities                      323,422       344,145        354,092
Cash equivalents                  20,464        20,018         18,080
----------------------------------------------------------------------
  Total interest income        1,599,180     1,584,886      1,589,862
Interest expense
Deposits                         554,149       554,135        577,054
Borrowings                       408,667       377,367        373,208
----------------------------------------------------------------------
  Total interest expense         962,816       931,502        950,262
----------------------------------------------------------------------
     Net interest income         636,364       653,384        639,600
Provision for loan losses         56,940        51,962         55,931
----------------------------------------------------------------------
     Net interest income
      after provision            579,424       601,422        583,669
Other Income
Depositor fees                    71,676        67,795         64,162
Securities and insurance
 commissions                      43,051        45,367         41,994
Loan servicing fees               23,265        20,954         19,930
Other operating income            22,564        22,582         17,397
Gain on sale of loans                423         6,593          7,387
Gain (loss) on sale of
  other assets                      (790)       (4,750)           574
Write-down on mortgage
 backed securities                (8,178)       (7,427)        (7,058)
----------------------------------------------------------------------
  Total other income             152,011       151,114        144,386
Other Expense
Salaries and
 employee benefits               201,352       212,692        208,858
Occupancy and equipment           78,986        79,348         80,214
Regulatory assessments            28,706        28,721         27,718
SAIF special assessment          312,552             -              -
Telecommunications and
 outsourced information
 services                         39,491        37,984         32,526
Other operating expense          100,949        86,705         91,289
Restructure expense                    -             -              -
Transaction-related
 expense                               -             -          1,500
Amortization of goodwill
 and other intangible
 assets                           16,381        16,392         16,397
REO operations                    (8,985)        7,905          8,730
----------------------------------------------------------------------
  Total other expense            769,432       469,747        467,232
----------------------------------------------------------------------
     Income before
      income taxes
      and minority
      interest                   (37,997)      282,789        260,823
Income taxes                      (5,686)       94,775         78,655
Provision (benefit) for
 payments in lieu of taxes        (9,751)        5,676         18,540
----------------------------------------------------------------------
    Income before
     income taxes
     and minority interest       (22,560)      182,338        163,628
Minority interest
 income of consolidated
 subsidiaries                     (3,527)       (3,450)        (3,527)
--------------------------------------------------------------------
Net Income                     $ (26,087)    $ 178,888      $ 160,101
======================================================================
Net Income Attributable
 to Common Stock               $ (35,067)    $ 168,041      $ 149,242
======================================================================

Net income per common share:
     Primary                     $ (0.15)        $0.71          $0.63
     Fully diluted                 (0.15)         0.70           0.62
Average number of common
shares used to calculate
net income per common
share :
     Primary                  232,651,826  237,070,865    237,026,026
     Fully diluted            232,651,826  248,294,406    248,195,691
